UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2015

TTM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1665 Scenic Avenue, Suite 250 Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 327-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Notes Offering

On January 20, 2015, TTM Technologies, Inc. (the “Company” or “TTM”) issued a press release announcing, subject to market conditions, its intention to offer through a private placement (the “Notes Offering”) up to $350.0 million in aggregate principal amount of senior secured notes due 2023 (the “Notes”). The Notes are being offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in compliance with Regulation S under the Securities Act. The Company intends to deposit the gross proceeds from the Notes Offering into an escrow account, and upon the satisfaction of certain conditions, including but not limited to the consummation of the Company’s previously announced proposed acquisition of Viasystems Group, Inc. (“Viasystems”), use such proceeds, together with borrowings under the Company’s proposed senior secured term loan facility and cash on hand, to finance such acquisition, to repay existing indebtedness, and to pay related fees and expenses. After the escrow release date, the Notes will be guaranteed on a senior secured basis by each of TTM’s existing and future domestic subsidiaries and any of its subsidiaries that guarantees the indebtedness of TTM or its subsidiary guarantors, including subsidiaries acquired in connection with the previously announced proposed acquisition of Viasystems. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Data of the Company

In connection with the proposed Notes Offering, the Company is disclosing unaudited pro forma condensed combined financial data of the Company being disseminated in connection with the proposed Notes Offering, which gives effect to the consummation of the acquisition of Viasystems, the Notes Offering, the Company’s proposed new senior secured credit facilities, and the use of proceeds from such transactions. The unaudited pro forma condensed combined financial data of the Company is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in this Current Report (including the exhibits) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based, except as may be required by law.

The information contained in this Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sales of the Notes and related guarantees in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offers of the Notes and related guarantees will be made only by means of a private offering memorandum.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 20, 2015

99.2	Unaudited pro forma condensed combined financial data of the Company

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the ability to complete the Notes Offering; the ability to enter into the new senior secured credit facilities; the timing and consummation of the proposed acquisition; the ability of the parties to consummate the proposed acquisition and the satisfaction of the conditions precedent to consummation of the proposed acquisition, including the ability to secure regulatory approvals in a timely manner or at all; and other statements that are not historical fact. These statements are made on the basis of the current beliefs, expectations, and assumptions of the management of TTM and Viasystems regarding future events and are subject to significant risks and uncertainties, many of which are beyond the control of TTM or Viasystems. Such statements are predictions, and actual events or results may differ materially.

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of TTM Technologies, Inc. for the year ended December 30, 2013, which was filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2014, under the heading “Item 1A. Risk Factors” and in the Annual Report on Form 10-K of Viasystems Group, Inc. for the year ended December 31, 2013, which was filed with the SEC on February 14, 2014, under the heading “Item 1A. Risk Factors,” and in each company’s other filings made with the SEC available at the SEC’s website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2015	TTM TECHNOLOGIES, INC.

	By:	/s/ Todd B. Schull
Todd B. Schull
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 20, 2015

99.2	Unaudited pro forma condensed combined financial data of the Company